Response to Item 77D

Eaton Vance Tax-Advantaged Dividend
Income Fund
Material changes to the investment policies of the Fund are described in the "Notes to Financial
Statements" in the annual report to shareholders dated August 31, 2015 and are incorporated herein by reference.